GROUP MODIFIED GUARANTEED ANNUITY CONTRACT
ADOPTION AGREEMENT
CONTRACT NO. ____________

Name _______________________________________________________________________________________

Address _____________________________________________________________________________________

City ________________________________ State _________________________ Zip _____________________

The Participant designated above by its duly authorized officer whose signature is affixed to this agreement hereby adopts the Trust Agreement, Protective Financial Insurance Trust, as amended from time to time, and confirms the appointment of AmSouth Bank, N.A., as Trustee, and agrees to be bound by the terms of the said Trust Agreement.

1.	Desired Effective Date of Contract: _______________________
Annuity Deposit will be due with the Application.

2.	Eligibility

Certain broker-dealers and employees.

3.
I agree to promptly furnish Amsouth Bank, N.A., or its agent, and Protective Life Insurance Company with records or other information required by them as needed to insure proper administration of the insurance plans of the trust. I further agree to allow the Trustee, its agent or the Insurance Company to inspect all records that pertain to the insurance plans of Trust.

4.	I hereby appoint Protective Life Insurance Company to represent my firm/company in all dealings with the Trustee which have to do with the Insurance Funds.

5.
I agree that, in the event of withdrawal as a Participant, no further claim (expect as may be provided under any provision of the group annuity) will be made against any funds accruing to any portion of the Insurance Fund.

6.
I agree to pay to the Trustee (or the Administrator appointed by it) all Annuity Deposits which become due and payable to for the purpose of providing and maintaining Group Modified Guaranteed Annuity Contract for the benefit of our customers and/or employees, and understand that any payment more than 31 days in default may cause the termination of this agreement and suspension of all benefits as of the due date.

Signature of Duly Authorized Officer	Title	Date

FORM NO. FIQA-035

PROTECTIVE LIFE INSURANCE COMPANY
BIRMINGHAM, ALABAMA

APPLICATION FOR GROUP MODIFIED GUARANTEED ANNUITY CONTRACT

of_______________________________________________________________________________________________________

(Herein called the Contract Holder)

hereby applies to Protective Life Insurance Company for a Group Modified Guaranteed Annuity Contract No. _______________________, a copy of which is annexed hereto and of which this Application is made a part. Said Contract has been approved, and the terms thereof are hereby accepted by the Contract Holder. Such Contract will be effective as of the __________ day of _________________________________, 19_________.

Signed at

this__________________________________________ day of _____________________ 19 _____________________.

CONTRACT HOLDER

By

Title

(Witness)

FORM NO. FIQA-036